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EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
WHIRLPOOL CORPORATION AND SUBSIDIARIES
(millions of dollars except earnings per share)

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                                                  Three Months Ended
                                                       March 31
                                                 --------------------
                                                  1997           1996
                                                 -----          -----
Primary
   Average Shares Outstanding                     74.4           74.1
   Treasury Method (Average Market Price)
      Stock Options                                0.4            0.6
      Restricted Stock (RSVP)                      0.3            0.3
                                                 -----          -----

   Primary Average Shares Outstanding             75.2           75.0
                                                 =====          =====

   Primary Net Earnings                          $46.4          $37.5
                                                 =====          =====

   Earnings Per Share                            $0.62          $0.50
                                                 =====          =====


Fully Diluted
   Average Shares Outstanding                     74.4           74.1
   Treasury Method (Average Market Price
   or End of Period, whichever is greater):
      Stock Options                                0.5            0.7
      Restricted Stock (RSVP)                      0.3            0.3
   Assumed Conversion of Debt                        -            2.2
                                                 -----          -----

   Fully Diluted Average Shares Outstanding       75.2           77.3
                                                 =====          =====


   Net Earnings                                  $46.4          $37.5
   Interest Expense, net of tax                      -            1.1
                                                 -----          -----

   Fully Diluted Net Earnings                    $46.4          $38.6
                                                 =====          =====

   Earnings Per Share                            $0.62          $0.50
                                                 =====          =====

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